Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
CARRIZO OIL & GAS, INC.
The following Amended and Restated Bylaws, adopted by the Board of Directors of Carrizo Oil & Gas, Inc. (the “Corporation”) as of May 23, 2018, shall govern the business of the Corporation, except as the same may be afterwards amended:
ARTICLE I
CAPITAL STOCK
Section 1.1.    Certificates Representing Shares. Shares of the capital stock of the Corporation may be certificated or uncertificated. Owners of shares of the capital stock of the Corporation shall be recorded in the share transfer records of the Corporation and ownership of such shares shall be evidenced by a certificate or book entry notation in the share transfer records of the Corporation. Any certificates shall be signed by the President or a Vice President and either the Secretary or any Assistant Secretary or such other officer or officers as the Board of Directors shall designate, and shall bear the seal of the Corporation or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of its issuance.
Section 1.2.    Shareholders of Record. The Board of Directors of the Corporation may appoint one or more transfer agents or registrars of any class of stock of the Corporation. The Corporation may be its own transfer agent if so appointed by the Board of Directors. The names and addresses of shareholders as they appear on the stock transfer book shall be the official list of shareholders of record of the Corporation for all purposes. The Corporation shall be entitled to treat the holder of record of any shares of the Corporation as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, including (but without limitation) a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such other person.
Section 1.3.    Transfer of Shares. The shares of the Corporation shall be transferable on the stock transfer books of the Corporation by the holder of record thereof, or his duly authorized attorney or legal representative, upon endorsement and surrender for cancellation of the certificates for such shares if such shares are represented by certificates. All certificates surrendered for transfer shall be canceled, and no new certificate shall be issued until a former certificate or certificates for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such conditions for the protection of the Corporation and any transfer agent or registrar as the Board of Directors or the Secretary or any other officer may prescribe. Uncertificated shares shall be transferred in the share transfer records of the Corporation upon the written instruction originated by the appropriate person to transfer the shares.
ARTICLE II
MEETINGS OF SHAREHOLDERS
Section 2.1.    Place of Meetings. All meetings of shareholders shall be held at the registered office of the Corporation, or at such other place within or without the State of Texas as may be designated by the Board of Directors or officer calling the meeting.
Section 2.2.    Annual Meeting. Annual meetings of the shareholders shall be held during each calendar year on a date and at a time designated by the Board of Directors or as may otherwise be set forth in the notice of the meeting, and on any subsequent day or days to which such meeting may be adjourned, for the purposes of electing directors and of transacting such other business as may properly come before the meeting. Failure to designate a time for the annual meeting or to hold the annual meeting at the designated time shall not work a dissolution of the Corporation.
Section 2.3.    Special Meetings.
(A)    Special meetings of the shareholders may be called by the Chairman of the Board, the President or the Board of Directors. Special meetings of shareholders shall be called by the Secretary upon the demand in proper written form of the holders of not less than 50% of the outstanding shares of stock entitled to vote at such meeting (the “Requisite Percentage”).
(B)    No shareholder may demand that the Secretary call a special meeting of the shareholders pursuant to Section 2.3(A) unless a shareholder of record has first submitted a request in writing that the Board of Directors fix a record date (a “Demand Record Date”) for the purpose of determining the shareholders entitled to demand that the Secretary call such special meeting, which request shall be in proper form and delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation.
(C)    To be in proper form, a request by a shareholder for the Board of Directors to fix a Demand Record Date shall set forth as to each Requesting Person (as defined herein) (1) a reasonably detailed description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, together with the language of any proposal in connection therewith (including the language of any resolution proposed for consideration and, in the event that such business includes a proposal regarding the amendment of either the Articles of Incorporation of the Corporation (as amended from time to time and including each statement respecting any class or series of preferred stock of the Corporation which has been filed by the Corporation in accordance with the provisions of Article 2.13 of the Texas Business Corporation Act, Section 21.156 of the Texas Business Organizations Code or any successor statutory provision, as from time to time amended (the “TBOC”), or any other provisions, the “Articles of Incorporation”) or these Amended and Restated Bylaws, the language of the proposed amendment), (2) the name and address of the Requesting Person, as they appear on the Corporation’s books and records, (3) any Disclosable Interest (as defined herein) of such Requesting Person, (4) a complete and accurate description of all arrangements, agreements or understandings (whether written or oral) between or among any of the Requesting Persons or between or among any Requesting Person and any other person or persons (including their names and addresses) (a) for the purposes of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation, (b) to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), (c) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, any shareholder with respect to any shares of capital stock of the Corporation or (d) otherwise in connection with the proposal of such business by such Requesting Person and any financial interest or other material interest of such Requesting Person in such business or proposal, (5) a representation that such Requesting Person is a holder of record of stock of the Corporation entitled to vote at such meeting, will continue to be a holder of record of stock entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at such meeting to bring such business before the meeting, (6) a representation as to whether such Requesting Person intends or is part of a group which intends (a) to deliver a proxy, consent or other solicitation statement and/or form of proxy or consent to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from shareholders in support of such proposal, and (7) if directors are proposed to be elected at the special meeting, the Nominee Information (as defined herein) for each person whom a Requesting Person expects to nominate for election as a director at the special meeting. A shareholder providing a request for (including a request that the Board of Directors fix a record date or a demand to call a special meeting) or notice of business proposed to be brought before a meeting shall further update and supplement such request or notice, if necessary, so that the information provided or required to be provided in such request or notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment, recess or postponement thereof, and such update and supplement shall be delivered to, or mailed to and received at, the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the date for the meeting) or any adjournment, recess or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment, recess or postponement thereof). In addition, a shareholder providing a request for or notice of business proposed to be brought before a meeting shall update and supplement such request or notice, and deliver such update and supplement to the principal executive offices of the Corporation, promptly following the occurrence of any event that materially changes the information provided or required to be provided in such request or notice. The items required by clauses (1) through (7) of this Section 2.3(C), together with the updates and supplements thereto required by the two immediately preceding sentences and the applicable times for such updates and supplements, are referred to herein as the “Shareholder Information.”
(D)    Within 10 calendar days after receipt of a request to fix a Demand Record Date in proper form and otherwise in compliance with this Section 2.3 from any shareholder of record, the Board of Directors shall consider such request and may adopt a resolution fixing a Demand Record Date for the purpose of determining the shareholders entitled to demand that the Secretary of the Corporation call a special meeting, which date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. If no resolution fixing a Demand Record Date has been adopted by the Board of Directors within the 10 calendar day period after the date on which such a request to fix a Demand Record Date was received, the Demand Record Date in respect thereof shall be deemed to be the 20th calendar day after the date on which such a request was received. Notwithstanding anything in this Section 2.3 to the contrary, no Demand Record Date shall be fixed if the Board of Directors determines that the demand or demands that would otherwise be submitted following such Demand Record Date could not comply with the requirements set forth in clauses (2) or (3) of Section 2.3(F).
(E)    Without qualification, a special meeting of the shareholders shall not be called pursuant to Section 2.3(A) unless shareholders of record as of the Demand Record Date who hold, in the aggregate, at least the Requisite Percentage timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation. Only shareholders of record on the Demand Record Date shall be entitled to demand that the Secretary of the Corporation call a special meeting of the shareholders pursuant to this Section 2.3(A). To be timely, a shareholder’s demand to call a special meeting must be delivered to, or mailed to and received at, the principal executive offices of the Corporation not later than the 60th calendar day following the Demand Record Date. To be in proper form for purposes of this Section 2.3, a demand to call a special meeting shall set forth, with respect to any shareholder or shareholders submitting a demand to call a special meeting (except for any shareholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) by way of a solicitation statement filed on Schedule 14A) (a “Solicited Stockholder”), the Shareholder Information required to be provided pursuant to this Section 2.3(C) of a Requesting Person. A shareholder may revoke a demand to call a special meeting by written revocation delivered to the Secretary of the Corporation at any time prior to the special meeting.
(F)    The Secretary of the Corporation shall not accept, and shall consider ineffective, a written demand from a shareholder to call a special meeting (1) that does not comply with this Section 2.3, (2) that relates to an item of business to be transacted at such meeting that is not a proper subject for shareholder action under the Articles of Incorporation, these Amended and Restated Bylaws or applicable law, (3) that relates to an item of business to be transacted at such meeting that is expressly reserved for action by the Board of Directors under the Articles of Incorporation, these Amended and Restated Bylaws or applicable law, or (4) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Demand Record Date.
(G)    After receipt of demands in proper form and in accordance with this Section 2.3 from a shareholder or shareholders holding the Requisite Percentage, the Board of Directors shall duly call, and determine the place, date and time of, a special meeting of shareholders for the purpose or purposes and to conduct the business specified in the demands received by the Corporation. Notwithstanding anything in these Amended and Restated Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at such a special meeting. The record date for notice and voting for such a special meeting shall be fixed in accordance with Section 2.5. The Board of Directors shall provide notice of such special meeting to the shareholders in accordance with Section 2.4.
(H)    Notwithstanding anything in these Amended and Restated Bylaws to the contrary, the Secretary of the Corporation shall not be required to call a special meeting requested by a shareholder pursuant to this Section 2.3 except in accordance with this Section 2.3. If the Board of Directors shall determine that any request to fix a record date for notice and voting for the special meeting or demand to call and hold a special meeting was not properly made in accordance with this Section 2.3, or shall determine that the shareholder or shareholders requesting that the Board of Directors fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Section 2.3, then the Board of Directors shall not be required to fix such record date or to call and hold the special meeting.
(I)    In addition to the requirements of this Section 2.3, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, the Securities and Exchange Commission and other applicable law, in connection with any requests to fix a record date pursuant to this Section 2.3 and demands made pursuant to this Section 2.3 to call a special meeting.
(J)    For purposes of these Amended and Restated Bylaws:
(1)    “affiliate” has the meaning in Rule 12b-2 under the Exchange Act.
(2)    “associate” has the meaning in Rule 12b-2 under the Exchange Act.
(3)    “beneficial ownership,” including the correlative terms “beneficially own” and “beneficial owner,” has the meaning in Rule 13d-3 under the Exchange Act, except that a person shall in all events be deemed to beneficially own any shares of any class or series of capital stock of the Corporation as to which such person has a right to acquire (by conversion, exercise of otherwise) beneficial ownership currently or at any time in the future.

(4)    “Disclosable Interest” with respect to a person means (a)(i) the class or series, if any, and number of shares or other security of the Corporation which are, directly or indirectly, owned beneficially or of record by such person and their respective affiliates or associates or which such person has a right to acquire, (ii) any option, warrant, convertible security, stock appreciation right, swap or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value or volatility of any class or series of shares of the Corporation, any “call equivalent position” or “put equivalent position” (as such terms are defined in Rule 16a-1 under the Exchange Act) (including, without limitation, any security or instrument that would not otherwise constitute a derivative security for purposes of such definitions as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination) or any other derivative or synthetic arrangement having characteristics of a long position in, or a short position with respect to, any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including, without limitation, due to the fact that the value of such contract, security, derivative, swap or other transaction or series of transactions or other right is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract, security, derivative, swap, transaction or transactions or other right shall be capable of or subject to settlement in the underlying class or series of the Corporation or otherwise directly or indirectly owned beneficially by such person and without regard to whether such person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract, security, derivative, swap, transaction or transactions or other right, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”), (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such person has a right to vote any shares of any security of the Corporation, (iv) any short interest in any security of the Corporation (for purposes of these Amended and Restated Bylaws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), including, without limitation, any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such person, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such person with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly (any of the foregoing, a “Short Interest”), (v) any rights to dividends on the shares of the

Corporation owned beneficially by such person that are separated or separable from the underlying shares of the Corporation, (vi) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is a manager, is a managing member or, directly or indirectly, beneficially owns an interest in a manager or managing member of a limited liability company or similar entity, (vii) any performance-related fees (other than an asset-based fee) that such person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such person’s immediate family sharing the same household and (viii) any significant equity interests or any Derivative Instruments or Short Interests in any competitor of the Corporation or in any other person or entity as to which such first person has proposed that the Corporation enter into any transaction or arrangement held by such first person, (b) any material pending or threatened legal proceeding in which such person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (c) any other material relationship between such person, on the one hand, and the Corporation, any affiliate of the Corporation or any competitor of the Corporation or any other person or entity as to which such first person has proposed that the Corporation enter into any transaction or arrangement, on the other hand, (d) any direct or indirect material interest in any material contract or agreement of such person with the Corporation, any affiliate of the Corporation or any other person or entity as to which such first person has proposed that the Corporation enter into any transaction or arrangement (including, without limitation, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) and (e) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies or consents for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act; provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other similar nominee who is a Proposing Person or Requesting Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Amended and Restated Bylaws on behalf of a beneficial owner.
(5)    “public announcement” shall mean disclosure in a press release or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(6)    “Requesting Person” shall mean (a) the shareholder making the request to fix a Demand Record Date for the purpose of determining the shareholders entitled to demand that the Secretary of the Corporation call a special meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, (c) any affiliate or associate (each as defined herein) of such shareholder or beneficial owner, (d) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such shareholder in any solicitation contemplated by the request to fix a Demand Record Date, and (e) each person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with any such shareholder or beneficial owner (or their respective affiliates and associates).
Section 2.4.    Notice of Meeting. Written notice of all meetings stating the place, day and hour of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the meeting to the shareholders of record entitled to vote at such meeting unless the Board of Directors is seeking shareholder approval of a plan of merger or exchange, in which case notice shall be delivered not less than 20 nor more than 60 days before the meeting to all shareholders whether or not entitled to vote. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail addressed to the shareholder at the shareholder’s address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. On consent of a shareholder, notice from the Corporation may be provided to the shareholder by electronic transmission if (A) transmitted to a facsimile number provided by the shareholder for the purpose of receiving notice, (B) transmitted to an electronic mail address provided by the shareholder for purpose of receiving notice, (C) posted on an electronic network and a message is sent to the shareholder at the address provided by the shareholder for the purpose of alerting the shareholder of a posting, or (D) communicated to the shareholder by any other form of electronic transmission consented to by the shareholder. A shareholder may revoke the shareholder’s consent to receive notice by electronic transmission by providing written notice to the Corporation by U.S. mail, personal delivery, facsimile or electronic mail addressed to the Secretary of the Corporation. If a meeting is to be held by remote communication, the notice of the meeting must include information on how to access the voting list described in Section 2.6. Any notice required to be given to any shareholder under any provision of the TBOC, the Articles of Incorporation or these Amended and Restated Bylaws need not be given to the shareholder if (1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period have been mailed to that person, addressed at that person’s address as shown on the records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the Corporation a written notice setting forth such person’s then current address, the requirement that notice be given to that person shall be reinstated.
Section 2.5.    Fixing of Record Date. The Board of Directors shall fix and shall have the exclusive authority to fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of or to vote at any annual or special meeting of shareholders or any adjournment thereof, or shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders entitled to demand the call of a special meeting or for any other proper purpose. Such date, in any case, shall be not more than 60 days, and in the case of a meeting of shareholders not less than 10 days (20 days if voting on a plan of merger or exchange), prior to the date on which the particular action requiring such determination of shareholders is to be taken.
Section 2.6.    Voting List. The officer or agent having charge of the stock transfer books of the Corporation shall make, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with any requirements of this Section 2.6 shall not affect the validity of any action taken at such meeting.
Section 2.7.    Voting. Except to the extent otherwise provided in the Articles of Incorporation, each holder of shares of the Corporation entitled to vote shall be entitled to one vote for each such share, either in person or by proxy executed in writing by such person or by such person’s duly authorized attorney-in-fact. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. An electronic transmission by the shareholder, including a telephonic transmission or an electronic mail message, addressed to the Corporation and delivered to the Secretary or a photographic, photostatic, facsimile or similar reproduction of writing executed by the shareholder is considered an execution in writing for purposes of this Section 2.7. Any such electronic transmission must contain or be accompanied by information from which the Corporation can determine that the transmission was transmitted by the shareholder and the date on which the shareholder transmitted the transmission.
Section 2.8.    Notice of Shareholder Business and Nominations.
(A)    Annual Meeting of Shareholders.
(1)    Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Corporation who (i) was a shareholder of record at the time of giving of notice provided for in these Amended and Restated Bylaws and at the time of the annual meeting, (ii) is entitled to vote at the meeting as to such election or other business as to which such nomination or proposal relates, and (iii) complies with the notice procedures set forth in these Amended and Restated Bylaws and applicable law as to such business or nomination; clause (c) shall be the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual meeting of shareholders.

(2)    Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to Section 2.8(A)(1)(c), the shareholder must have given timely notice thereof in a proper form (including, without limitation, in the case of nominations, the completed and signed questionnaire, representation and agreement required by Section 2.8(D)), and timely updates and supplements thereof, in writing to the Secretary and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment, recess, cancellation, rescheduling or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. To be in proper form, a shareholder’s notice (whether given pursuant to this Section 2.8(A)(2) or Section 2.8(B)) to the Secretary must: (a) set forth, as to each Proposing Person (as defined herein), the Shareholder Information, except that for purposes of this Section 2.8(A)(2), the term “Proposing Person” shall be substituted for the term “Requesting Person” in all places it appears in Section 2.3(C); (b) set forth, as to each person, if any, whom the shareholder proposes to nominate for election or re-election to the Board of Directors (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person (presently and for the past five years), (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person, (iv) any Disclosable Interest of such person, (v) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (vi) a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant and (vii) a notarized letter signed by such person stating his or her acceptance of the nomination by such shareholder, stating his or her intention to serve as a director for the full term if elected, and consenting to be named as a nominee for director in any proxy statement relating to such person’s election (the items required by clause (b) of this Section 2.8(A)(2) are referred to herein as the “Nominee Information”); and (c) with respect to each nominee for election or re-election to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Section 2.8(D). The Corporation may require any proposed nominee of a shareholder to furnish for election at any annual or special meeting of shareholders any such additional information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could reasonably be expected to be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.
For purposes of these Amended and Restated Bylaws, the term “Proposing Person” shall mean (i) the shareholder providing the notice of any nomination or other business to be brought before any annual or special meeting of shareholders, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such notice is given, (iii) any affiliate or associate (each as defined herein) of such shareholder or beneficial owner, (iv) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such shareholder in any solicitation contemplated by such notice, and (v) each person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with any such shareholder or beneficial owner (or their respective affiliates and associates).
(B)    Special Meeting of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who (a) is a shareholder of record at the time of giving of notice provided for in these Amended and Restated Bylaws and at the time of the special meeting, (b) is entitled to vote at the meeting as to such election or other business as to which such nomination or proposal relates, and (c) complies with the notice procedures (including, without limitation, as to timely notice and as to proper form) set forth in any relevant provision of these Amended and Restated Bylaws (including, without limitation, in Section 2.8(A) to the extent made applicable to special meetings) and applicable law as to such nomination. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by Section 2.8(A)(2) with respect to any nomination (including, without limitation, all Nominee Information and the completed and signed questionnaire, representation and agreement required by Section 2.8(D)) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting. In no event shall any adjournment, recess, cancellation, rescheduling or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.
(C)    General.
(1)    Only such persons who are nominated in accordance with the procedures set forth in these Amended and Restated Bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in these Amended and Restated Bylaws. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a shareholder nomination was not made in accordance with the provisions of these Amended and Restated Bylaws, and that any other business was not properly brought before the meeting and in accordance with the provisions of these Amended and Restated Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded and any such business not properly brought before the meeting shall not be transacted.
(2)    Notwithstanding the foregoing provisions of this Section 2.8, a shareholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth herein; provided, however, that any references in these Amended and Restated Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.8(A)(1)(c) or Section 2.8(B) and compliance with these Amended and Restated Bylaws shall be the exclusive means for a shareholder to make nominations or submit other business (other than matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act). Nothing in these Amended and Restated Bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(D)    Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee of a shareholder of the Corporation for election or re-election as a director of the Corporation, a proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2.8 and applicable law) to the Secretary of the Corporation at the principal executive offices of the Corporation (1) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be requested in writing from the Secretary with at least seven days’ prior notice) and (2) a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote in such capacity on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed therein (or for any subsequent agreement, arrangement or understanding, disclosed to the Secretary in writing at the time of entering into such agreement, arrangement or understanding) and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable law, with all applicable rules of the U.S. exchanges upon which the Common Stock of the Corporation is listed and with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and other guidelines of the Corporation, including any agreements, irrevocable letters of resignation and other documents and information with respect to such proposed nominee that are required pursuant to the policies and procedures established by the Board of Directors or any committee of the Board of Directors relating to the election of directors.
(E)    Nothing in Section 2.3 or this Section 2.8 shall be deemed to affect any rights of the holders of any series of preferred stock if and to the extent provided for under law, the Articles of Incorporation or these Amended and Restated Bylaws.
Section 2.9.    Quorum. The holders of a majority of shares entitled to vote at a meeting of shareholders, represented in person or by proxy, shall constitute a quorum as to any matter to be presented at that meeting, but, if a quorum is not present or represented, a majority in interest of those present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.
Section 2.10.    Voting. With respect to any matter, other than a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by law, the Articles of Incorporation or these Amended and Restated Bylaws, the vote of the holders of a majority of the shares entitled to vote on and that voted for or against or expressly abstained with respect to that matter at a meeting at which a quorum is present shall be the act of the shareholders’ meeting; provided, however, that unless otherwise provided in the Articles of Incorporation or these Amended and Restated Bylaws, in an election of directors at a meeting of shareholders at which a quorum is present, (A) if the number of nominees exceeds the number of directors to be elected (a “contested election”), the members of the Board of Directors that are elected by shareholders shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at such meeting and (B) in an election of directors that is not a contested election (an “uncontested election”), the members of the Board of Directors that are elected by shareholders shall be elected by a majority of the votes cast by the holders of shares entitled to vote in the election of directors at such meeting. The determination of whether the number of nominees exceeds the number of directors to be elected shall be made by the Secretary of the Corporation as of the fourteenth day preceding the date the Corporation first mails or delivers its notice of meeting for such meeting to shareholders. For purposes of this Section 2.10, in an uncontested election of directors a “majority of votes cast” shall mean that the number of shares voted “for” a director exceeds the number of votes cast “against” that director. The Board of Directors shall have the power to establish policies and procedures with respect to the resignation from the Board of Directors of incumbent directors who are not reelected.
Section 2.11.    Officers. The President, shall, if present, preside at and be the chairman of, and the Secretary shall keep the records of, each meeting of shareholders. In the absence, or failure or refusal to perform, of such person, his duties shall be performed by an officer or director of the Corporation appointed by the Board of Directors or appointed at the meeting.
Section 2.12.    Conduct of Meetings. The chairman of a meeting of shareholders shall have the power to appoint inspectors of election and to establish and interpret rules for the conduct of the meeting.
Section 2.13.    Consent of Shareholders in Lieu of Meeting. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action. An electronic transmission by the shareholder, including a telephonic transmission or an electronic mail message, addressed to the Corporation and delivered to the Secretary or a photographic, photostatic, facsimile or similar reproduction of writing executed by the shareholder is considered an execution in writing for purposes of this Section 2.13. Any such electronic transmission must contain or be accompanied by information from which the Corporation can determine that the transmission was transmitted by the shareholder and the date on which the shareholder transmitted the transmission.
ARTICLE III
DIRECTORS
Section 3.1.    Number and Tenure. The business and affairs of the Corporation shall be managed by a Board of Directors consisting of seven directors as of the date of the adoption of these Amended and Restated Bylaws. Subject to any limitations contained in the Articles of Incorporation, the number of directors may be increased or decreased from time to time by resolution of the Board of Directors or by due election of that number of directors by the shareholders, but no decrease by the Board of Directors shall have the effect of shortening the term of any incumbent director. Unless sooner removed in accordance with these Amended and Restated Bylaws, members of the Board of Directors shall hold office until the next annual meeting of shareholders and until their successors shall have been elected and qualified.

Section 3.2.    Chairman of the Board. The Board of Directors, in its discretion, may elect from the directors a Chairman of the Board who, if present, shall preside at meetings of the Board of Directors.
Section 3.3.    Lead Independent Director. The Board of Directors shall include a Lead Independent Director. The Lead Independent Director shall be independent, as determined in accordance with the independence requirements of any stock exchange on which the Company’s Common Stock is listed, and shall be elected annually by a majority of the independent members (as determined by such independence requirements) of the Board of Directors. The Lead Independent Director shall coordinate and moderate executive sessions of the Board of Director’s independent members and serve as the principal liaison between the Chief Executive Officer and the independent directors on topics or issues as requested by a majority of the independent directors, any committee of the Board of Directors or the Whole Board. The Lead Independent Director shall also have the responsibilities delineated in these Amended and Restated Bylaws and such other responsibilities and duties as the Chairman of the Board or the Whole Board may from time to time specify.
Section 3.4.    Qualifications. Directors need not be shareholders of the Corporation.
Section 3.5.    Vacancies. Except as otherwise provided by the Articles of Incorporation or with respect to a director position as to which only holders of a class or series or a group of classes or series of stock are entitled to elect such directors, any vacancy occurring in the Board of Directors (including, without limitation, by reason of a failure of a nominee to obtain a majority of the votes cast in an election of directors if required by Section 2.10 and any associated resignation of such nominee seeking re-election) may be filled by election at an annual or special meeting of shareholders called for that purpose or by the affirmative vote of a majority of the remaining directors, though less than a quorum of the entire Board; provided, however, that, except as otherwise provided by the Articles of Incorporation or with respect to a director position as to which only holders of a class or series or a group of classes or series of stock are entitled to elect such directors, any directorship to be filled by the Board of Directors by reason of an increase in the number of directors, by reason of a failure of a nominee to obtain a majority of the votes cast in an election of directors if required by Section 2.10 or by reason of any associated resignation of such nominee seeking re-election, may be filled for a term of office continuing only until the next election of one or more directors by the shareholders; and provided, further, that the Board of Directors may not fill more than two directorships to be filled by reason of an increase in the number of directors during the period between any two successive annual meetings of shareholders. Subject to the foregoing, a director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office.
Section 3.6.    Place of Meeting. Meetings of the Board of Directors may be held either within or without the State of Texas, at whatever place is specified by the officer calling the meeting. In the absence of specific designation, the meetings shall be held at the principal office of the Corporation.
Section 3.7.    Regular Meetings. The Board of Directors shall meet each year immediately following the annual meeting of the shareholders, at the place of such meeting, for the transaction of such business as may properly be brought before it. No notice of annual meetings need be given to either existing or newly elected members of the Board of Directors. Regular meetings may be held at such other times as shall be designated by the Board of Directors.
Section 3.8.    Special Meetings. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board, the Lead Independent Director, the President or any three directors of the Corporation. Notice of special meetings shall be given to each director, and may be given by any of the following methods: (A) by mail sent to the last known business or residence address of such director at least four days before the meeting, (B) by facsimile to the last known business or residence facsimile number of such director transmitted at least two days before the meeting, (C) orally at least one day before the meeting, (D) by electronic mail to the electronic mail address provided by the director for the purpose of receiving notice, (E) by posting notice on an electronic network and a message is sent to the director at the address provided by the director for the purpose of alerting the director of a posting, or (F) by any other form of electronic transmission consented to by the director. A director may revoke the director’s consent to receive notice by electronic transmission by providing written notice to the Corporation by U.S. mail, personal delivery, facsimile or electronic mail addressed to the Secretary of the Corporation.
For purposes of the foregoing sentence, notice shall be deemed given (1) by mail, when deposited in the U.S. mail, postage prepaid, (2) by facsimile, when transmittal is confirmed by the sending facsimile machine, (3) orally, when communicated in person or by telephone to the director or to a person at the business or residence of the director who may reasonably be expected to communicate it to the director, (4) by electronic mail, when transmitted, (5) by posting notice on an electronic network and sending a message to the director at the address provided by the director for the purpose of alerting the director of a posting, when such notice has been posted and such message sent, and (6) by any other form of electronic transmission consented to by the director, when communicated to the director.
In calculating the number of days’ notice received by a director, the date the notice is given by any of the foregoing methods shall be counted, but the date of the meeting to which the notice relates shall not be counted. Notice of the time, place and purpose of a special meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of notice. Attendance of a director at such meeting shall also constitute a waiver of notice thereof, except where the director attends for the announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as otherwise herein provided, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
Section 3.9.    Quorum. One-half of the number of directors fixed in the manner provided in these Amended and Restated Bylaws as from time to time amended shall constitute a quorum for the transaction of business, but a smaller number may adjourn from time to time until they can secure the attendance of a quorum. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any regular or special directors’ meeting may be adjourned from time to time by those present, whether a quorum is present or not.

Section 3.10.    Committees. The Board of Directors, by resolution or resolutions passed by a majority of the Whole Board of Directors, may designate one or more members of the Board of Directors to constitute an Executive Committee and one or more other committees, which shall in each case consist of such number of directors as the Board of Directors may determine. The Executive Committee shall have and may exercise, subject to such restrictions as may be contained in the Articles of Incorporation or that may be imposed by law, all of the authority of the Board of Directors, including without limitation the power and authority to declare a dividend and to authorize the issuance of shares of the Corporation. Each other committee shall have and may exercise such powers of the Board of Directors in the management of the business and affairs of the Corporation, including without limitation the power and authority to declare a dividend and to authorize the issuance of shares of the Corporation, as the Board of Directors may determine by resolution and specify in the respective resolutions appointing them, subject to such restrictions as may be contained in the Articles of Incorporation or that may be imposed by law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Texas, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall provide otherwise by resolution. The Board of Directors shall have power to change the membership of any such committee at any time, to fill vacancies therein and to disband any such committee, either with or without cause, at any time. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.
Section 3.11.    Compensation. Directors may be paid their expenses, if any, of attendance at each regular or special meeting of the Board of the Directors or any committee thereof, and a salary as director as may be fixed by the Board of Directors from time to time; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 3.12.    Removal. No director of the Corporation shall be removed from such office by vote or other action of the shareholders of the Corporation or otherwise, except by the affirmative vote of holders of at least a majority of the then outstanding Voting Stock (as defined below), voting together as a single class. The term “Voting Stock” shall mean all outstanding shares of all classes and series of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation, considered as one class; and, if the Corporation shall have shares of Voting Stock entitled to more or less than one vote for any such share, each reference in these Amended and Restated Bylaws to a proportion or percentage in voting power of Voting Stock shall be calculated by reference to the portion or percentage of votes entitled to be cast by holders of such shares generally in the election of directors of the Corporation. No director of the Corporation shall be removed from such office, except for cause, which shall be deemed to exist only if: (A) such director has been convicted, or such director is granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction (and such conviction is no longer subject to direct appeal); (B) such director has been found by a court of competent jurisdiction (and such finding is no longer subject to direct appeal) or by the affirmative vote of at least a majority of the Whole Board (as defined below) at any regular or special meeting of the Board of Directors called for such purpose to have been grossly negligent or guilty of willful misconduct in the performance of such director’s duties to the Corporation in a matter of substantial importance to the Corporation; (C) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects such director’s ability to perform as a director of the Corporation; or (D) such director has been found by a court of competent jurisdiction (and such finding is no longer subject to direct appeal) or by the affirmative vote of at least a majority of the Whole Board at any regular or special meeting of the Board of Directors called for such purpose to have breached such director’s duty of loyalty to the Corporation or its shareholders or to have engaged in any transaction with the Corporation from which such director derived an improper personal benefit. No director of the Corporation so removed may be nominated, re-elected or reinstated as a director of the Corporation so long as the cause for removal continues to exist. The term “Whole Board” shall mean the total number of authorized directors of the Corporation whether or not there exist any vacancies in previously authorized directorships. This paragraph shall be subject to the rights, if any, of holders of any class or series of stock to elect directors and remove directors elected by them.
Section 3.13.    Action Without a Meeting. Any action required or permitted to be taken at a meeting of directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or members of the committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting. An electronic transmission by the director, including a telephonic transmission or an electronic mail message, or a photographic, photostatic, facsimile or similar reproduction of writing executed by the director that clearly indicates the director’s consent to the action taken is considered a written signature for purposes of this Section 3.13. Any such electronic transmission must contain or be accompanied by information from which the Corporation can determine that the transmission was transmitted by the director and the date on which the director transmitted the transmission.
ARTICLE IV
OFFICERS
Section 4.1.    Officers. The officers of the Corporation shall be elected by the Board of Directors, and shall consist of a President and a Secretary. The Board of Directors, in its discretion, may also elect a Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer, one or more Vice Presidents, a Treasurer and such other officers as the Board of Directors may from time to time designate, all of whom shall hold office until their successors are elected and qualified. Any two or more offices may be held by the same person. The Board of Directors may designate which of such officers are to be treated as executive officers for purposes of these Amended and Restated Bylaws or for any other purpose.
The salaries of the officers shall be determined by the Board of Directors or a committee appointed by the Board of Directors, and may be altered by the Board of Directors or such committee from time to time, except as otherwise provided by contract. All officers shall be entitled to be paid or reimbursed for all costs and expenditures incurred in the Corporation’s business.

Section 4.2.    Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of officers of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until such officer’s successor is chosen and qualified.
Section 4.3.    Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
Section 4.4.    Chief Executive Officer. The Chief Executive Officer, if there is one, shall be subject to the control of the Board of Directors, and shall in general supervise and control all business and affairs of the Corporation. The Chief Executive Officer may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Amended and Restated Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed and executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. In the absence of the Chairman of the Board, or if the directors neglect or fail to elect a Chairman of the Board, then the Chief Executive Officer of the Corporation, if such person is a member of the Board of Directors, shall automatically serve as Chairman of the Board.
Section 4.5.    President. In the absence of the Chief Executive Officer, or in the event of such person’s death or inability to act or refusal to act, the President shall perform the duties of the Chief Executive Officer and when so acting shall have all of the powers of and be subject to all of the restrictions upon the Chief Executive Officer. In general, such person shall perform all duties incident to the office of President and such other duties as may be prescribed by the Chief Executive Officer or the Board of Directors from time to time.
Section 4.6.    Chief Operating Officer. The Chief Operating Officer shall, subject to the control of the Board of Directors, the Chief Executive Officer, the President and the Chairman of the Board, if there is one, in general assist the President, and shall perform all duties relating to the general management and operation of the Corporation incident to the office of Chief Operating Officer and such other duties as may be prescribed by the Board of Directors from time to time.
Section 4.7.    Chief Financial Officer. The Chief Financial Officer shall, subject to the control of the Board of Directors, the President, the Chief Executive Officer and the Chairman of the Board, if there is one, in general assist the President, and shall perform all duties relating to the general management and operation (with specific attention to financial matters) of the Corporation incident to the office of Chief Financial Officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 4.8.    Vice President. Any Vice President may perform the usual and customary duties that pertain to such office (but no unusual or extraordinary duties or powers conferred by the Board of Directors upon the President) and, under the direction and subject to the control of the Board of Directors, such other duties as may be assigned to a Vice President.
Section 4.9.    Secretary. It shall be the duty of the Secretary to attend all meetings of the shareholders and Board of Directors and record correctly the proceedings had at such meetings in a book suitable for that purpose. It shall also be the duty of the Secretary to attest with his or her signature and the seal of the Corporation all stock certificates issued by the Corporation and to keep a stock ledger in which shall be correctly recorded all transactions pertaining to the capital stock of the Corporation. The Secretary shall also attest with his or her signature and the seal of the Corporation all deeds, conveyances or other instruments requiring the seal of the Corporation. The person holding the office of Secretary shall also perform, under the direction and subject to the control of the Board of Directors, such other duties as may be assigned to the Secretary. The duties of the Secretary may also be performed by any Assistant Secretary.
Section 4.10.    Treasurer. The Treasurer shall keep such moneys of the Corporation as may be entrusted to the Treasurer’s keeping and account for the same. The Treasurer shall be prepared at all times to give information as to the condition of the Corporation and shall make a detailed annual report of the entire business and financial condition of the Corporation. The person holding the office of Treasurer shall also perform, under the direction and subject to the control of the Board of Directors, such other duties as may be assigned to the Treasurer. The duties of the Treasurer may also be performed by any Assistant Treasurer.
Section 4.11.    Other Officers. Assistant Secretaries, if any, and Assistant Treasurers, if any, shall have the duties set forth in Section 4.9 and Section 4.10, respectively. Any officer whose duties are not set forth in Section 4.4 through Section 4.10 shall have such duties as the Board of Directors, the Chief Executive Officer or the President may prescribe.
Section 4.12.    Delegation of Authority. In the case of any absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate some or all of the powers or duties of such officer to any other officer or to any director, employee, shareholder or agent for whatever period of time seems desirable.
ARTICLE V
INDEMNITY
Section 5.1.    Indemnification of Directors and Executive Officers. Each person who at any time shall serve, or shall have served, as a director or executive officer of the Corporation, or any person who, while a director or executive officer of the Corporation, is or was serving at the request of the Corporation as a director, controlling person, officer, partner, member, venturer, proprietor, trustee, employee, administrator, agent, fiduciary or similar functionary of another enterprise, another organization or an employee benefit plan (each such person referred to herein as an “Indemnitee”), shall be entitled to indemnification in connection with anything done or not done by Indemnitee in, or by reason of any event or occurrence related to (or arising in part out of), Indemnitee’s corporate status to the fullest extent permitted by applicable law. The foregoing right of Indemnitee to receive indemnification shall be in addition to, and shall not be deemed exclusive of, any other rights to which Indemnitee may at any time be entitled under the TBOC or other applicable law, the Articles of Incorporation, any other provision of these Amended and Restated Bylaws, any other agreement (including, without limitation, employment agreements), vote of shareholders or a resolution of directors, or otherwise. The Corporation may enter into indemnification agreements with its officers and directors that contractually provide to them the benefits of the provisions of this Article V and that include related provisions meant to facilitate Indemnitees’ receipt of such benefits and such other indemnification protections as may be deemed appropriate.
Section 5.2.    Advancement or Reimbursement of Expenses.
(A)    The rights of Indemnitee provided under Section 5.1 shall include, but not be limited to, the right to be indemnified and to have expenses advanced in all proceedings to the fullest extent permitted by the TBOC.
(B)    Notwithstanding any other provision of this Article V, Indemnitee shall be indemnified against all expenses actually and reasonably incurred by Indemnitee in connection with any proceeding to which Indemnitee is a party by reason of Indemnitee’s corporate status and in which Indemnitee is successful, on the merits or otherwise. In the event that an Indemnitee is not wholly successful, on the merits or otherwise, in such proceeding but is successful, on the merits or otherwise, as to any claim or issue in such proceeding, the Corporation shall indemnify Indemnitee against all expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf relating to each such claim or issue. For purposes of this Section 5.2 and without limitation, the termination of a claim in such proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim.
(C)    Notwithstanding any other provision of this Article V, to the extent that an Indemnitee is, by reason of Indemnitee’s corporate status, a witness or otherwise participates in any proceeding at a time when Indemnitee is not named a defendant or respondent in the proceeding, Indemnitee shall be indemnified against all expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.
(D)    The Corporation shall pay all expenses reasonably incurred by, or in the case of retainers to be incurred by, or on behalf of Indemnitee (or, if applicable, reimburse Indemnitee for any and all expenses reasonably incurred by Indemnitee and previously paid by Indemnitee) in connection with any claim or any proceeding to which Indemnitee was, is or is threatened to be made a party by reason of Indemnitee’s corporate status (including any amount actually paid in settlement of such claim or proceeding), whether brought by the Corporation or otherwise, in advance of the final disposition of the proceeding and without making any determination respecting entitlement to indemnification pursuant to this Article V (and shall continue to pay such expenses after such determination and until it shall ultimately be determined (in a final adjudication by a court from which there is no further right of appeal or in a final adjudication of an arbitration pursuant to an agreement with the Corporation if Indemnitee elects to seek such arbitration)

that Indemnitee is not entitled to be indemnified by the Corporation against such expenses) within 10 days after the receipt by the Corporation of a written request from Indemnitee reasonably evidencing such expenses and requesting such payment or payments from time to time, whether prior to or after final disposition of such claim or proceeding. Any such payment by the Corporation is referred to in this Article V as an “expense advance.” Indemnitee shall undertake and agree in writing that Indemnitee will reimburse and repay the Corporation without interest for any expense advances to the extent that it shall ultimately be determined (in a final adjudication by a court from which there is no further right of appeal or in a final adjudication of an arbitration pursuant to an agreement with the Corporation if Indemnitee elects to seek such arbitration) that Indemnitee is not entitled to be indemnified by the Corporation against such expenses.
Section 5.3.    Request by Indemnitee; Determination of Request.
(A)    To obtain indemnification under this Article V, Indemnitee shall submit to the Corporation a written request for indemnification containing a brief description of any matter for which indemnification is then sought under this Article V, including therein or therewith such documentation and information as is reasonably available to Indemnitee and that the Corporation may reasonably require to determine whether and to what extent Indemnitee is entitled to indemnification.
(B)    Upon written request to the Corporation by an Indemnitee for indemnification pursuant to Section 5.3(A), a determination, if required by applicable law, with respect to whether Indemnitee is permitted under applicable law to be indemnified shall be made in the specific case as follows:
(1)    if a Change in Control shall have occurred, by Independent Counsel (selected in accordance with Section 5.4) in a written opinion to the Board of Directors and Indemnitee, unless Indemnitee shall request that such determination be made by the Board of Directors, or a committee of the Board of Directors, in which case by the person or persons specified in Indemnitee’s request and in the manner provided for in clause (a) or (b) (as applicable) of paragraph (2) of this Section 5.3(B); or
(2)    if a Change in Control shall not have occurred, by the manner determined by the Board of Directors from among the following choices (subject, in the case of clause (d), to the agreement of Indemnitee): (a) by the Board of Directors by a majority vote of the Disinterested and Independent Directors, regardless of whether the Disinterested and Independent Directors constitute a quorum of the Board of Directors; (b) by a majority vote of a committee of the Board of Directors, if (i) the committee is designated by a majority vote of the Disinterested and Independent Directors, regardless of whether the Disinterested and Independent Directors constitute a quorum of the Board of Directors, and (ii) the committee consists solely of one or more Disinterested and Independent Directors; (c) by Independent Counsel selected by the Board of Directors or a committee of the Board of Directors by a vote as set forth in clauses (a) or (b) of this paragraph (2), or if such vote is not obtainable and such a committee cannot be established, by a majority vote of all directors of the Board of Directors (unless such a procedure is not permitted by applicable law); or (d) if Indemnitee and the Corporation agree, by the shareholders of the Corporation in a vote that excludes the shares beneficially owned by directors who are not Disinterested and Independent Directors.
(C)    Indemnitee shall be presumed to be entitled to indemnification under this Article V upon submission of a request to the Corporation for indemnification under Section 5.3(A), and the Corporation shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. Such presumption shall be used by Independent Counsel (or such other person or persons determining entitlement to indemnification) as a basis for a determination of entitlement to indemnification unless the presumption is overcome by the Corporation’s providing information sufficient to overcome such presumption by clear and convincing evidence or unless the investigation, review and analysis of Independent Counsel (or such other person or persons) convinces Independent Counsel (or such other person or persons) by clear and convincing evidence that the presumption should not apply.
Section 5.4.    Independent Counsel. If a Change in Control shall not have occurred and the determination of whether Indemnitee is permitted to be indemnified under applicable law is to be made by Independent Counsel, the Corporation shall give written notice to Indemnitee, within 10 days after receipt by the Corporation of Indemnitee’s request for indemnification, specifying the identity and address of the Independent Counsel selected in accordance with Section 5.3(B)(2)(c). If a Change in Control shall have occurred and the determination of whether Indemnitee is permitted to be indemnified under applicable law is to be made by Independent Counsel, the Independent Counsel shall be selected by Indemnitee (unless such a procedure is not permitted by applicable law), and Indemnitee shall give written notice to the Corporation, within 10 days after submission of Indemnitee’s request for indemnification, specifying the identity and address of the Independent Counsel so selected; provided, however, that if such a procedure is not permitted by applicable law, then Indemnitee shall have the right to request that such selection be made by the Board of Directors by a vote as set forth in Section 5.3(B)(2)(a) or by a committee of the Board of Directors by a vote as set forth in Section 5.3(B)(2)(b), and the selection shall be made in such manner, in which event the Corporation shall give written notice to Indemnitee, within 10 days after receipt of Indemnitee’s request for the Board of Directors or a committee of the Board of Directors to make such selection, specifying the identity and address of the Independent Counsel so selected; and provided, further, that if Indemnitee is permitted by applicable law to select the Independent Counsel but nevertheless shall request that such selection be made by the Board of Directors by a vote as set forth in Section 5.3(B)(2)(a) or by a committee of the Board of Directors by a vote as set forth in Section 5.3(B)(2)(b), the selection shall be made in such manner, in which event the Corporation shall give written notice to Indemnitee, within 10 days after receipt of Indemnitee’s request for the Board of Directors or a committee of the Board of Directors to make such selection, specifying the identity and address of the Independent Counsel so selected. In any such event, (A) such notice to Indemnitee or the Corporation, as the case may be, shall be accompanied by a written affirmation of the Independent Counsel so selected that it satisfies the requirements of the definition of “Independent Counsel” as set forth in this Article V and that it agrees to serve in such capacity and (B) Indemnitee or the Corporation, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection. Any objection to the selection of Independent Counsel pursuant to this Section 5.4 may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of the definition of “Independent Counsel” as set forth in this Article V, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is timely made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court of competent jurisdiction or, if Indemnitee selects arbitration pursuant to an agreement with the Corporation, an arbitrator pursuant to such arbitration (such court or arbitrator being referred to herein as the “Court”) has determined that such objection is without merit. In the event of a timely written objection to a choice of Independent Counsel, the party originally selecting the Independent Counsel shall have seven days to make an alternate selection of Independent Counsel and to give written notice of such selection to the other party, after which time such other party shall have five days to make a written objection to such alternate selection. If, within 30 days after submission of Indemnitee’s request for indemnification pursuant to Section 5.3(A), no Independent Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition the Court for resolution of any objection that shall have been made by the Corporation or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 5.3(B). The Corporation shall pay any and all fees and expenses reasonably incurred by such Independent Counsel in connection with acting pursuant to Section 5.3(B), and the Corporation shall pay all fees and expenses reasonably incurred incident to the procedures of this Section 5.4, regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or such arbitration, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
Section 5.5.    Indemnification for Expenses in Enforcing Rights. To the fullest extent permitted by applicable law, the Corporation shall indemnify Indemnitee against any and all costs and expenses and, if requested by Indemnitee, shall (within 10 days of that request) advance those costs and expenses to Indemnitee, that are actually and reasonably incurred by Indemnitee in connection with any pending or threatened claim asserted against, or pending or threatened action brought by, Indemnitee for (A) indemnification, contribution, self-insurance or an expense advance by the Corporation under these Amended and Restated Bylaws or any other agreement or provision of the Articles of Incorporation now or hereafter in effect relating to any claim or any proceeding to which Indemnitee is a party by reason of Indemnitee’s corporate status, (B) recovery under any directors’ and officers’ liability insurance policies maintained by the Corporation, or (C) enforcement of, claims for breaches of or interpretation of any provision of this Article V, in each of the foregoing situations regardless of whether Indemnitee ultimately is determined to be entitled to that indemnification, expense payment (whether as an advance or reimbursement), insurance recovery, enforcement, or damage claim, as the case may be and regardless of whether the nature of the proceeding with respect to such matters is judicial, by arbitration, or otherwise; provided that an Indemnitee shall agree to and shall be required to reimburse the Corporation in the event that a final judicial determination is made that such action brought by Indemnitee was frivolous or not made in good faith.

Section 5.6.    Effect of Certain Proceedings. The termination of any proceeding or of any claim, issue or matter by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article V) by itself adversely affect the rights of Indemnitee to indemnification or create a presumption that Indemnitee failed to meet any particular standard of conduct, that Indemnitee had any particular belief or that a court has determined that indemnification is not permitted by applicable law. Indemnitee shall be deemed to have been found liable in respect of any proceeding or claim, issue or matter only after Indemnitee shall have been so adjudged by the Court after exhaustion of all appeals therefrom.
Section 5.7.    Indemnification of other Officers, Employees and Agents. The Corporation, by adoption of a resolution of the Board of Directors, may indemnify and advance expenses to an officer who is not an executive officer, an employee or agent of the Corporation to the same extent and subject to the same conditions (or to such lesser extent or with such other conditions as the Board of Directors may determine) under which it may indemnify and advance expenses to an Indemnitee under this Article V; and the Corporation may indemnify and advance expenses to persons who are not or were not directors, officers, employees or agents of the Corporation, but who are or were serving at the request of the Corporation as a director, controlling person, officer, partner, member, venturer, proprietor, trustee, employee, administrator, agent, fiduciary or similar functionary of another enterprise, another organization or an employee benefit plan against any liability asserted against such person and incurred by such person in such a capacity or arising out of such person’s status as such a person to the same extent and subject to the same conditions (or to such lesser extent and/or with such other conditions as the Board of Directors may determine) that it may indemnify and advance expenses to Indemnitees under this Article V.
Section 5.8.    Insurance and Self-Insurance Arrangements. The Corporation may, but is not required to, procure or maintain insurance or other similar arrangements, at its expense, to protect itself and any person, including any Indemnitee, who is or was a director, officer, employee, agent or fiduciary of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss asserted against or incurred by such person, in such a capacity or arising out of the person’s status as such a person, whether or not the Corporation would have the power to indemnify such person against such expense or liability. In considering the cost and availability of such insurance, the Corporation, (through the exercise of the business judgment of its directors and officers) may, from time to time, purchase insurance which provides for any and all of (A) deductibles, (B) limits on payments required to be made by the insurer or (C) coverage exclusions and/or coverage which may not be as comprehensive as that which might otherwise be available to the Corporation but which otherwise available insurance the officers or directors of the Corporation determine is inadvisable for the Corporation to purchase given the cost involved. The purchase of insurance with deductibles, limits on payments and coverage exclusions or noncomprehensive insurance will be deemed to be in the best interest of the Corporation but may not be in the best interest of Indemnitee. As to the Corporation, purchasing insurance with deductibles, limits on payments and coverage exclusions or noncomprehensive insurance is similar to the Corporation’s practice of self-insurance in other areas. In order to protect Indemnitee who would otherwise be more fully or entirely covered under such policies, the Corporation shall indemnify and hold Indemnitee harmless to the extent (1) of such deductibles, (2) of amounts exceeding payments required to be made by an insurer or (3) of coverage under policies of officer’s and director’s liability insurance that are available, were available or which became available to the Corporation or which are generally available to companies comparable to the Corporation but which the officers or directors of the Corporation determine is inadvisable for the Corporation to purchase, given the cost involved. The obligation of the Corporation in the preceding sentence shall be without regard to whether the Corporation would otherwise be entitled to indemnify such officer or director under the other provisions of these Amended and Restated Bylaws, or under any law, agreement, vote of shareholders or directors or other arrangement. Notwithstanding the foregoing provisions of this Section 5.8, an Indemnitee shall not be entitled to indemnification for the results of Indemnitee’s conduct that is intentionally adverse to the interests of the Corporation. This Article V is authorized by Section 8.151 of the TBOC, and further is intended to establish an arrangement of self-insurance pursuant to that section.
Section 5.9.    Severability. If any provision of this Article V (including any provision within a single section, paragraph or sentence) or the application of such provision to any person or circumstance shall be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Article V or affect the application of such provision to other persons or circumstances, and the part or parts of this Article V so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder of this Article V will have the same force and effectiveness as if such part or parts had never been included herein. Any such finding of invalidity or unenforceability shall not prevent the enforcement of such provision in any other jurisdiction to the fullest extent permitted by applicable law. Without limiting the generality of any other provision hereof, if the entirety of the amendments to this Article V effected on May 23, 2018 are found to be invalid or void for any reason, the Indemnitee shall continue to be entitled to the benefits of this Article V prior to such amendments.
Section 5.10.    Certain Persons Not Entitled to Indemnification. Notwithstanding any other provision of these Amended and Restated Bylaws, the Corporation shall not be obligated pursuant to the terms of these Amended and Restated Bylaws: (A) to indemnify Indemnitee if (and to the extent that) a court or arbitration body having jurisdiction in the matter shall ultimately determine (in a final adjudication by a court from which there is no further right of appeal or in a final adjudication of an arbitration pursuant to an agreement with the Corporation if Indemnitee elects to seek such arbitration) that such indemnification is not lawful; or (B) to indemnify Indemnitee for the payment to the Corporation of profits pursuant to Section 16(b) of the Exchange Act, or expenses incurred by Indemnitee for proceedings in connection with such payment under Section 16(b) of the Exchange Act.
Section 5.11.    Indemnification for Negligence, Gross Negligence, etc. Without limiting the generality of any other provision hereunder, it is the express intent of this Article V that an Indemnitee be indemnified and expenses be advanced regardless of such Indemnitee’s acts of negligence, gross negligence, intentional or willful misconduct or theories of strict liability to the extent that indemnification and advancement of expenses is allowed pursuant to the terms of this Article V and under applicable law.
Section 5.12.    Definitions. The following terms are used herein as follows:
(A)    “Change in Control” means a change in control of the Corporation occurring after the date of the adoption of these Amended and Restated Bylaws of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if at any time after the date of the adoption of these Amended and Restated Bylaws (1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (2) the Corporation is a party to a merger, consolidation, share exchange, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (3) during any 15-month period, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.
(B)    “corporate status” means the status of a person who is, becomes, was or may be deemed to be or to have been a director, officer, employee, agent or fiduciary of the Corporation or is, becomes or was serving at the request of the Corporation as a director, controlling person, officer, partner, member, venturer, proprietor, trustee, employee, administrator, agent, fiduciary or similar functionary of another enterprise, another organization or an employee benefit plan. For purposes of this Article V, the Corporation agrees that Indemnitee’s service on behalf of or with respect to any Subsidiary of the Corporation shall be deemed to be at the request of the Corporation.
(C)    “Disinterested and Independent Director” with respect to any request by Indemnitee for indemnification under this Article V means a director of the Corporation who at the time of the vote is “disinterested” (with the meaning ascribed to such term in Section 1.003 of the TBOC) and “independent” (with the meaning ascribed to such term in Section 1.004 of the TBOC).
(D)    “enterprise” shall have the meaning ascribed to such term in Section 8.001 of the TBOC.

(E)    “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither contemporaneously is, nor in the five years theretofore has been, retained to represent: (1) the Corporation or Indemnitee in any matter material to either such party (other than as Independent Counsel with respect to matters concerning the rights of Indemnitee under this Article V or of Indemnitee or other indemnitees under indemnification agreements), (2) any other party to the proceeding giving rise to a claim for indemnification under this Article V or (3) the beneficial owner, directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation’s then outstanding voting securities. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Article V.
(F)    “organization” shall have the meaning ascribed to such term in Section 1.002 of the TBOC.
(G)    “Subsidiary” means, with respect to any person, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that person.
ARTICLE VI
MISCELLANEOUS PROVISIONS
Section 6.1.    Amendments. These Amended and Restated Bylaws may be amended or repealed, or new bylaws adopted, (A) by the Board of Directors, unless the shareholders in amending, repealing or adopting a particular bylaw expressly provide that the Board of Directors may not amend or repeal that bylaw or unless the Articles of Incorporation or the TBOC reserves the power to take such action to the shareholders in whole or part or (B) by the shareholders, unless the Articles of Incorporation or a bylaw adopted by the shareholders provides otherwise as to all or some portion of these Amended and Restated Bylaws; provided that any amendment or repeal of these Amended and Restated Bylaws by the shareholders may only be effected at a shareholders meeting for which notice has been given pursuant to Section 2.8.
Section 6.2.    Waiver. Whenever any notice is required to be given to any shareholder, director or committee member under the provisions of any law, the Articles of Incorporation or these Amended and Restated Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.
Section 6.3.    Conference Telephone Meetings. Meetings of shareholders, directors, or any committee thereof, may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 6.3 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 6.4.    Offices. The principal office of the Corporation shall be located in Houston, Texas, unless and until changed by resolution of the Board of Directors. The Corporation may also have offices at such other places as the Board of Directors may from time to time designate, or as the business of the Corporation may require.
Section 6.5.    Resignations. Any director or officer may resign at any time. Any such resignation shall be made in writing and shall take effect on the date of its receipt by the Lead Independent Director, President or Secretary unless the resignation prescribes a later effective date or states that the resignation takes effect on the occurrence of a future event. If the resignation is to take effect on a later date or on the occurrence of a future event, the resignation takes effect on the later date or when the event occurs. The acceptance of such resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. A resignation is irrevocable when it takes effect. A resignation is revocable before it takes effect unless it expressly states that it is irrevocable.
Section 6.6.    Seal. The seal of the Corporation shall be circular in form with a five pointed star in the center and the name of the Corporation around the margin thereof, or in such other form as may be fixed by resolution of the Board of Directors.
Section 6.7.    Fiscal Year. The fiscal year of the Corporation shall be the calendar year, or such other fiscal year as shall be fixed by the resolution of the Board of Directors.

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